EXHIBIT 99.1

ProCentury Corporation Announces First Quarter 2005 Results

COLUMBUS, Ohio, May 4 /PRNewswire-FirstCall/ — ProCentury Corporation (Nasdaq: PROS), a specialty property and casualty insurance holding company, today announced financial results for the three months ended March 31, 2005.

Highlights from the first quarter of 2005 include the following:

•	Net income per diluted share for the first quarter of $0.23.

•	Gross premiums written of $47.6 million, an 11.2% increase from the first quarter of 2004.

•	Premiums earned of $41.5 million, a 29.5% increase from the first quarter of 2004.

Edward Feighan, ProCentury’s Chief Executive Officer said, “We are pleased with the results achieved this quarter. As the market transitions, our focus is on our disciplined underwriting. Looking ahead, we are excited about our future prospects and continue to pursue some excellent opportunities in the markets we serve.”

Financial Results

ProCentury’s net income for the first quarter of 2005 was $3.1 million or $0.23 per diluted share compared to net income of $2.9 million or $0.58 per diluted share on a historical basis and $2.7 million or $0.54 per diluted share on a pro forma basis for the first quarter of 2004. The Company has provided historical and pro forma information for the first quarter of 2004 to give effect to certain adjustments related to the Company’s initial public offering (“IPO”) and the related disposition of its Evergreen and Continental subsidiaries as if they occurred on January 1, 2004. The Company believes the pro forma information provides useful information to investors because it excludes items that were a result of the IPO and the disposition of Evergreen and Continental and are not reflective of its ongoing operations. A reconciliation of the pro forma information to the Company’s historical results is contained in the financial tables accompanying this release. The first quarter 2004 per diluted share information is based on the historical weighted average shares outstanding, which do not include the shares issued as part of the April 2004 IPO.

Net income for the first quarter of 2005 includes $793,000 ($515,000 net of taxes) in expenses related to the previously announced separation agreement with ProCentury’s former Chief Operating Officer.

The combined ratio was 95.9% for the first quarter of 2005 compared to 92.3% on a historical basis and 93.2% on a pro forma basis for the first quarter of 2004. The loss ratio was 62.0% for the first quarter of 2005 and the expense ratio was 33.9%. This compares with a loss ratio of 59.0% and expense ratio of 33.3% on a historical basis and a loss ratio of 59.0% and expense ratio of 34.2% on a pro forma basis for the first quarter of 2004.

Gross premiums written increased to $47.6 million for the first quarter of 2005, an increase of 11.2% from $42.8 million for the same period in 2004. Premiums earned were $41.5 million in the first quarter of 2005, up 29.5% compared with $32.1 million in the first quarter of 2004.

www.ProCentury.com

465 Cleveland Avenue, Westerville, Ohio 43082 Phone: 614/895-2000 Fax: 614/895-2707

Investment income for the first quarter of 2005 was $3.2 million, an increase of 60.8% from the investment income of $2.0 million reported for the first quarter of 2004.

A.M. Best Affirms Rating of Century Surety Company

ProCentury today announced that A.M. Best has affirmed the A- (Excellent) rating of its wholly owned subsidiary, Century Surety Company, and assigned the financial size category of VIII. This is an increase in the financial size category from VII to VIII. This rating is based on A.M. Best’s independent opinion of Century Surety’s balance sheet, operating performance, and business profile, all indications of the company’s ability to meet its obligations to policyholders.

Commenting on the rating and the increase in size category, Christopher Timm, President of Century Insurance Group said, “We are pleased that A.M. Best has reaffirmed our rating and has increased our financial size category. We anticipate that the change in size category will provide opportunities for us in new markets.”

Future Outlook

The following forward-looking statement is based on current expectations and actual results may differ materially as explained more completely in the note on forward-looking statements below.

The Company is reaffirming its expectations for gross written premiums for the year ended December 31, 2005 to grow between 10% and 15%.

Conference Call

ProCentury’s first quarter 2005 results will be discussed in more detail on Thursday, May 5 at 10:00 AM EDT.

To listen to the call, please dial 1-866-314-9606, approximately five minutes prior to the start of the call. For those who cannot listen to the live conference call, a replay will be available from approximately 1:00 p.m. EDT on May 5, 2005 until midnight on May 19, 2005. The access number for the replay is 1-800-642-1687 and the Conference ID code is 5768873. Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Company’s website at http://www.procentury.com . Please access the website at least 15 minutes prior to the start of the call to register and to download any necessary audio software.

About ProCentury Corporation

ProCentury Corporation (Nasdaq: PROS) is a specialty property and casualty insurance holding company. Its subsidiary, Century Surety Company, underwrites property and casualty insurance

www.ProCentury.com

465 Cleveland Avenue, Westerville, Ohio 43082 Phone: 614/895-2000 Fax: 614/895-2707

for small- and mid-sized businesses. Century Surety Company primarily writes excess and surplus lines insurance and markets its products through a select network of general agents.

NOTE ON FORWARD-LOOKING STATEMENTS

Statements in this press release that are not historical statements, including those statements under the heading “Future Outlook,” are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are derived from information that we currently have and assumptions that we make and may be identified by words such as “believes,” “anticipates,” “expects,” “plans,” “should,” “estimates” and similar expressions. Our forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated or implied in our forward- looking statements, including but not limited to: 1) risks inherent in establishing loss and loss adjustment expense reserves; 2) uncertainties related to the ratings of our insurance subsidiary; 3) uncertainties related to governmental and regulatory policies; 4) uncertainties relating to the cyclical nature of our business; 5) changes in our relationships with, and the capacity of, our general agents; and 6) the risk that our reinsurers may not be able to fulfill their obligations to us. You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional disclosure regarding potential risks, please refer to documents we file with the Securities and Exchange Commission.

www.ProCentury.com

465 Cleveland Avenue, Westerville, Ohio 43082 Phone: 614/895-2000 Fax: 614/895-2707

PROCENTURY CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(dollars in thousands, except per share data)

	Quarter Ended	Quarter Ended
	March 31, 2005	March 31, 2004
Gross premiums written	$47,632	42,836
Net premiums written	$42,287	36,644

Premiums earned	$41,520	32,059
Net investment income	3,159	1,965
Net realized investment (losses) gains	(59)	123

Total revenues	44,620	34,147

Losses and loss expenses	25,727	18,902
Amortization of deferred policy acquisition costs	10,220	6,850
Other operating expenses	3,065	3,580
Severance expenses	793	250
Interest expense	417	415

Total expenses	40,222	29,997

Income before income taxes	4,398	4,150
Income tax expense	1,319	1,263

Net income	$3,079	2,887

Net Income per share:
Basic	$0.24	0.58

Diluted	$0.23	0.58

Weighted average of shares outstanding — basic	13,046,339	5,000,532

Weighted average of shares outstanding — diluted	13,129,546	5,000,532

Loss and loss expense ratio	62.0%	59.0%
Expense ratio	33.9	33.3

Combined ratio	95.9%	92.3%

www.ProCentury.com

465 Cleveland Avenue, Westerville, Ohio 43082 Phone: 614/895-2000 Fax: 614/895-2707

PROCENTURY CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(dollars in thousands, except per share data)

	Historical			Pro Forma
	Quarter Ended	Pro Forma		Quarter Ended
	March 31, 2004	Adjustments		March 31, 2004
Gross premiums written	$42,836	—		42,836
Net premiums written	$36,644	—		36,644

Premiums earned	$32,059	—		32,059
Net investment income	1,965	—		1,965
Net realized investment gains	123	—		123

Total revenues	34,147	—		34,147

Losses and loss expenses	18,902	—		18,902
Amortization of deferred policy acquisition costs	6,850	(655	)(1)	7,505
Other operating expenses	3,580	105	(2)	3,475
Severance expenses	250	250	(3)	—
Interest expense	415	—		415

Total expenses	29,997	(300)		30,297

Income before income taxes	4,150	300		3,850
Income tax expense	1,263	105	(4)	1,158

Net income	$2,887	195		2,692

Net Income per share:
Basic	$0.58	0.04		0.54

Diluted	$0.58	0.04		0.54

Weighted average of shares outstanding — basic	5,000,532	5,000,532		5,000,532

Weighted average of shares outstanding — diluted	5,000,532	5,000,532		5,000,532

Loss and loss expense ratio	59.0%			59.0%
Expense ratio	33.3			34.2

Combined ratio	92.3%			93.2%

(1)	This adjustment relates to income received as a result of changes in deferred policy acquisition costs that occurred with the termination of the intercompany pooling agreement and the implementation of the loss portfolio transfers that occurred in relation to the disposition of Evergreen and Continental.

(2)	This adjustment relates to expenses related to the IPO that could not be capitalized.

(3)	This adjustment relates to severance expenses related to the disposition of Evergreen and Continental.

(4)	These adjustments represent the tax effect of the pro forma adjustments described above.

www.ProCentury.com

465 Cleveland Avenue, Westerville, Ohio 43082 Phone: 614/895-2000 Fax: 614/895-2707

PROCENTURY CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(dollars in thousands, except per share data)

	March 31, 2005	December 31, 2004
Assets

Investments	$314,868	305,718
Cash	3,568	6,681
Premiums in course of collection, net	14,823	11,747
Deferred policy acquisition costs	17,506	17,411
Prepaid reinsurance premiums	9,070	9,382
Reinsurance recoverable on paid and unpaid losses, net	4,220	3,897
Receivable recoverable on unpaid losses, net	31,555	29,485
Deferred federal income tax asset	7,701	5,442
Other assets	6,106	5,164

Total assets	$409,417	394,927

Liabilities and Shareholders’ Equity

Loss and loss expense reserves	$165,736	153,236
Unearned premiums	82,589	82,135
Long term debt	25,000	25,000
Accrued expenses and other liabilities	9,123	9,051
Collateral held	9,825	7,008
Federal income taxes payable	1,870	3,260

Total liabilities	294,143	279,690

Shareholders’ equity:
Common stock, without par value	—	—
Additional paid-in capital	100,139	100,103
Retained earnings	18,541	15,727
Unearned share compensation	(1,091)	(1,413)
Accumulated other comprehensive (loss) income, net of taxes	(2,315)	820

Total shareholders’ equity	115,274	115,237

Total liabilities and shareholders’ equity	$409,417	394,927

Book value per share	$8.73	8.76

Number of common shares outstanding	13,211,019	13,155,995

Source: ProCentury

Contact: Scott Murray, Director of Investor Relations, 614-823-6296

www.ProCentury.com

465 Cleveland Avenue, Westerville, Ohio 43082 Phone: 614/895-2000 Fax: 614/895-2707